[LETTERHEAD OF MALONE & BAILEY, PC]


November 30, 2006


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:   North Coast Partners, Inc.
      File no. 000-29397

We have been unable to complete our audit of the August 31, 2006 financial statements of North Coast Partners, Inc. by the required filing deadline of Form 10-KSB and need additional time to do so.


/s/ Malone & Bailey, PC
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Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas